Exhibit 99.1

Heritage-Crystal Clean, Inc. to be Acquired by J.F. Lehman & Company for $1.2 Billion

HOFFMAN ESTATES, Ill.—(BUSINESS WIRE)—Heritage-Crystal Clean, Inc. (Nasdaq: HCCI) (“Crystal Clean”), a leading provider of parts cleaning, hazardous and non-hazardous waste services, used oil re-refining, antifreeze recycling, industrial and field services, and emergency and spill response services, today announced that it has entered into a definitive merger agreement to be acquired by an investment affiliate of J.F. Lehman & Company (“JFLCO”), a leading private equity investment firm focused on the aerospace, defense, maritime and environmental sectors, in an all-cash transaction that values Crystal Clean at approximately $1.2 billion.

Under the terms of the merger agreement, JFLCO will acquire all the outstanding shares of Crystal Clean for $45.50 per share in cash. The purchase price represents a premium of approximately 24.9% to Crystal Clean’s 60-day volume-weighted average price on July 19, 2023, the last full trading day prior to today’s announcement.

“We are pleased to enter into this agreement with JFLCO, which we believe represents the best path forward for Crystal Clean to maximize value for our shareholders,” said Crystal Clean’s President and CEO, Brian Recatto. “For more than 20 years, we have executed on our mission and thoughtfully grown Crystal Clean to become the partner of choice nationwide for premier environmentally-sustainable solutions that have a tangible impact for customers, and we are excited to embark on this new chapter.”

“As a private company, we will have added flexibility and a deeply knowledgeable partner in JFLCO that understands our strengths and employee-empowered culture. We are grateful to our talented team, who have been instrumental in establishing Crystal Clean as the leader we are today and look forward to building on our momentum on the path ahead,” Mr. Recatto added.

“At a time when businesses across industries are more environmentally conscious and highly focused on running cleaner, we are excited to partner with Crystal Clean – a clear category leader and unparalleled provider of environmental and waste disposal services,” said Glenn Shor, Partner at J.F. Lehman & Company. “This partnership underscores our confidence in Crystal Clean’s business, vision and reputation as a trusted provider for a diversified, blue-chip customer base. We look forward to working closely together to best position the Company for sustainable, long-term success.”

Transaction Details

Crystal Clean’s Board of Directors has unanimously approved the merger agreement and recommends that Crystal Clean shareholders vote in favor of the transaction.

The transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including approval by Crystal Clean shareholders and the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. Upon completion of the transaction, Crystal Clean will become a privately held company and shares of Crystal Clean common stock will no longer be listed on the Nasdaq Stock Exchange or trade in any other public market.

Fully committed debt financing in support of the transaction is being provided by Jefferies Finance LLC and Sumitomo Mitsui Banking Corporation. The merger is not subject to any financing condition.

Additionally, The Heritage Group and its affiliates, which collectively hold 26.70% of the Crystal Clean common shares, and Brian Recatto, who holds 3.23% of the Crystal Clean common shares, have each entered into a voting and support agreement with JFLCO pursuant to which each has committed to vote all of its Crystal Clean common shares in favor of the transaction.

The merger agreement provides for a “go-shop” provision under which Crystal Clean and its Board of Directors may actively solicit, receive, evaluate and potentially enter negotiations with parties that offer alternative proposals during a 35-day period following the execution date of the definitive agreement, expiring at 11:59 p.m. Eastern Time on August 23, 2023. There can be no assurance this process will result in a superior proposal. Crystal Clean does not intend to disclose developments about this process until it determines whether such disclosure is appropriate or otherwise required.

Advisors

William Blair & Company is serving as financial advisor to Crystal Clean, Stifel delivered a fairness opinion to Crystal Clean with respect to the proposed transaction, and McDermott Will & Emery LLP is serving as legal counsel to Crystal Clean.

Houlihan Lokey, Inc. is serving as lead financial advisor to JFLCO, and Jefferies LLC is also serving as financial advisor to JFLCO; Shearman & Sterling LLP and Jones Day are serving as legal counsel to JFLCO.

Participants in the Solicitation

Crystal Clean and JFLCO and their respective directors, executive officers and other members of management and employees, under Securities and Exchange Commission (“SEC”) rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Crystal Clean in favor of the proposed transaction. Information about Crystal Clean’s directors and executive officers is set forth in Crystal Clean’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on May, 1, 2023. To the extent holdings of Crystal Clean’s securities by its directors or executive officers have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of Crystal Clean’s participants in the solicitation, which may, in some cases, be different than those of Crystal Clean ’s stockholders generally, will be set forth in Crystal Clean’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the proposed acquisition of Crystal Clean by JFLCO. In connection with the proposed transaction, Crystal Clean intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF CRYSTAL CLEAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CRYSTAL CLEAN’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE OR WILL BE ABLE TO OBTAIN THE DOCUMENTS (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Crystal Clean by directing a request to Mark DeVita, EVP & CFO, at mark.devita@crystal-clean.com.

No Offer or Solicitation

This release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, hazardous and non-hazardous waste disposal, emergency and spill response, and industrial and field services to vehicle maintenance businesses, manufacturers and other industrial businesses, as well as utilities and governmental entities. Our service programs include parts cleaning, regulated containerized and bulk waste management, used oil collection and re-refining, wastewater vacuum, emergency and spill response, industrial and field services, waste antifreeze collection, recycling and product sales. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Through our used oil re-refining program, during fiscal 2022, we recycled approximately 66 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2022 we recycled approximately 4.5 million gallons of spent antifreeze which was used to produce a full line of virgin-quality antifreeze products. Through our parts cleaning program during fiscal 2022 we recycled 2.3 million gallons of used solvent into virgin-quality solvent to be used again by our customers. In addition, we sold 0.6 million gallons of used solvent into the reuse market. Through our containerized waste program during fiscal 2022 we collected approximately 22 thousand tons of regulated waste which was sent for energy recovery. Through our wastewater vacuum services program during fiscal 2022 we treated approximately 84 million gallons of wastewater. Crystal Clean is headquartered in Hoffman Estates, Illinois, and operates through 105 branch and industrial services locations serving approximately 104,000 customer locations.

About J.F. Lehman & Company

J.F. Lehman & Company is a leading private equity investment firm focused on the aerospace, defense, maritime and environmental sectors. This investment strategy reflects the firm’s deep experience in and commitment to these sectors since the firm’s founding three decades ago. Headquartered in New York, NY, the firm currently has approximately $4.5 billion of assets under management. To learn more, please visit www.jflpartners.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the proposed merger and the expected timing of the completion of the proposed merger, the management of Crystal Clean upon completion of the proposed merger and Crystal Clean’s plans upon completion of the proposed merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Crystal Clean or its management about future events. There can be no assurance that actual results, performance, or achievements of Crystal Clean will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of Crystal Clean, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from Crystal Clean’s ongoing business operations due to the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; Crystal Clean’s ability to retain and hire key personnel in light of the proposed merger; certain restrictions during the pendency of the proposed merger that may impact Crystal Clean’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed merger on Crystal Clean’s relationships with its customers, operating results and business generally; and the risk that the proposed merger will not be consummated in a timely manner, if at all. Crystal Clean refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Crystal Clean’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Crystal Clean’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Crystal Clean or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and Crystal Clean does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Heritage-Crystal Clean Contacts

Investor Contact:

Mark DeVita

Executive Vice President and Chief Financial Officer

mark.devita@crystal-clean.com

847-836-5670

Media Contact:

Mike Ademe

Communications & Marketing Manager

mike.ademe@crystal-clean.com

224-281-1530

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Kaitlin Kikalo

212-355-4449

JFLCO Contact

Karina Perelmuter

IR@Jflpartners.com